SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 18, 1995
                                                        ----------------------

                              THE SOUTHERN COMPANY
       -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                          1-3526              58-0690070
       -----------------------------------------------------------------------
       (State or other jurisdiction       (Commission          (IRS Employer
            of incorporation)              File Number)     Identification No.)


       64 Perimeter Center East, Atlanta, Georgia                   30346
       -----------------------------------------------------------------------
        (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (770) 393-0650
                                                           -------------------

                                      N/A
       -----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.
        ------------------------------------
        On September 18, 1995, Southern Electric International, Inc. ("Southern Electric"), a wholly-owned subsidiary of The Southern Company ("Southern"), announced that a recommended revised cash offer (the "Revised Offer") for the acquisition of the whole of the ordinary share capital of South Western Electricity plc, a public limited company organized under the laws of England and Wales ("SWEB"), not already owned by Southern and its subsidiaries and subsidiary undertakings (the "Southern Group") had been declared wholly unconditional in all respects and that, as a result of an unconditional bid, Southern Electric had acquired control of SWEB.

        The terms of the Revised Offer are described in the Current Report on Form 8-K of Southern dated August 25, 1995, to which reference is hereby made.

        As of October 2, 1995, the Southern Group owned 33,294,904 SWEB Shares, constituting approximately 29.9% of SWEB's issued share capital, and had received pursuant to the Revised Offer acceptances in respect of an additional 70,960,871 SWEB Shares (approximately 63.8% of SWEB's issued share capital).

        The consideration paid or to be paid in respect of the acquisition of SWEB Shares is currently estimated to consist of approximately (Pound Sterling)1.1 billion (U.S. $1.8 billion) in cash and (Pound Sterling)14.8 million nominal value of Loan Notes* of Southern Investments UK Public Limited Company, a public limited company organized under the laws of England and Wales and a wholly-owned subsidiary of Southern ("Southern UK"). It is currently expected that no GRID Bonds* will be issued. The sources of such cash consideration include the proceeds from the proposed issuance and sale by Southern UK of up to (Pound Sterling)627,070,000 nominal value of its Secured Floating Rate Bonds Due 2000 (the "Bonds"). The balance of the cash has been or will be provided by Southern from borrowings under uncommitted arrangements with Banca di Roma, Bank of America National Trust and Savings Association, Bank South, Bank of Tokyo, Dai-Ichi Kanyo Bank, Limited, Fuji Bank, Limited, Industrial Bank of Japan, Limited, Mellon Bank, N.A., Morgan Guaranty Trust Company of New York, Sanwa Bank, Tokai Bank and The Toronto-Dominion Bank, and from the proposed issuance and sale by Southern of its commercial paper notes.

--------------------

 * Loan Notes and GRID Bonds are defined and described in the Current Report on Form 8-K of Southern dated August 25, 1995.

        SWEB is one of the twelve regional electricity companies in the United Kingdom that came into existence in 1990 as a result of the restructuring and subsequent privatization of the U.K. Central Electricity Generating Board. SWEB's main business is the distribution of electricity to customers in the Southwest of England. SWEB is also a supplier of electricity to franchise customers in its authorized area and to customers in the competitive second-tier market. Through its 7.7% equity investment in Teesside Power Limited, a combined cycle gas turbine plant with a capacity of 1,875 megawatts, SWEB is involved in power generation. In addition, SWEB is involved in certain non-regulated activities which include gas supply and telecommunications. In the year ended March 31, 1995, SWEB reported turnover of (Pound Sterling)874.9 million and consolidated profit before tax of (Pound Sterling)111.5 million after an exceptional charge of (Pound Sterling)20.0 million. Basic earnings per share were 72.4p, and net dividends per share amounted to 29.0p.

        SWEB owns approximately 6.3% of the issued share capital of The National Grid Holdings plc ("NGH"), which, through its subsidiary The National Grid Company plc, operates the electrical transmission system in England and Wales and the interconnection assets that link such national grid with the transmission systems in Scotland and France. In the year ended March 31, 1995, NGH reported a consolidated profit before tax of (Pound Sterling)610.6 million on turnover of (Pound Sterling)1,428.2 million. Net dividends for the year amounted to (Pound Sterling)162.0 million.

        References herein to "(Pound Sterling)" and "p" are to British pounds sterling and British pence, respectively.

        THE REVISED OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR
INTO, OR BY USE OF THE MAILS OF, OR BY ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, FACSIMILE TRANSMISSION, TELEX OR TELEPHONE) OF INTERSTATE OR FOREIGN COMMERCE OF, OR OF ANY FACILITY OF A NATIONAL SECURITIES EXCHANGE OF, THE UNITED STATES AND THE REVISED OFFER CANNOT BE ACCEPTED BY ANY SUCH USE, MEANS, INSTRUMENTALITY OR FACILITY OR FROM WITHIN THE UNITED STATES, CANADA OR AUSTRALIA.

        THE BONDS, THE LOAN NOTES, THE GRID BONDS AND THE SHARES INTO WHICH THE GRID BONDS MAY BE EXCHANGEABLE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ACCORDINGLY, THE BONDS, THE LOAN NOTES, THE GRID BONDS AND THE SHARES INTO WHICH THE GRID BONDS MAY BE EXCHANGEABLE MAY NOT BE OFFERED, SOLD OR EXCHANGED IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. TERMS USED IN THIS PARAGRAPH HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)    Financial statements of businesses acquired.

                The financial statements of SWEB and the auditors' report thereon required by Item 7(a) are filed as a part of this report.

         (b)    Pro forma financial information.

                It is impracticable to provide the pro forma financial information required by Item 7(b) relative to the acquired business described in Item 2 hereof at the time this report is filed. The required pro forma financial information will be filed as soon as practicable, but not later than the date by which such information is required to be filed.

         (c)    Exhibits.

                Exhibit No.                             Description

                    23                                Consent of Ernst & Young



                                            SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        THE SOUTHERN COMPANY


                                        By:/s/ Tommy Chisholm
                                        Name:  Tommy Chisholm
                                               Title: Secretary


Date:    October 3, 1995

                                                                     Item 7(a)


To the Board of Directors
South Western Electricity plc


We have audited the accompanying consolidated balance sheet of South Western Electricity plc as of 31 March 1995 and the related consolidated profit and loss account and statement of cash flows for the year ended 31 March 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of South Western Electricity plc at 31 March 1995, and the consolidated results of its operations and its cash flows for the year ended 31 March 1995 in conformity with accounting principles generally accepted in the United Kingdom.

/s/ ERNST & YOUNG
    ERNST & YOUNG
    Chartered Accountants
    Registered Auditor
    Bristol



19 June 1995


Group profit and loss account
For the year ended 31 March 1995
There are no recognised gains or losses other than the profit for the year, and accordingly a statement of recognised gains and losses is not presented.
---------------------------------------------------------------------------------------------------------------------


                                                                               1995                       1994
                                                        Note               (pound)m                   (pound)m
Turnover                                                   3
    Continuing operations                                                     797.8                       827.0
    Discontinued operations                                                    77.1                        72.6
---------------------------------------------------------------------------------------------------------------
                                                                              874.9                       899.6
Operating costs                                            4                 (755.4)                     (791.0)
----------------------------------------------------------------------------------------------------------------

Operating profit                                           3
    Continuing operations                                            118.2                    106.5
    Discontinued operations                                            1.3                      2.1
                                                                     -----                    -----

                                                                              119.5                       108.6
Exceptional Item - discontinued operations                 3                  (20.0)                          -
Income from interests in associated undertakings                                1.2                         0.9
Income from fixed asset investments                        3                   15.3                        14.4
---------------------------------------------------------------------------------------------------------------

Profit on ordinary activities before
    Interest and tax                                                          116.0                       123.9

Interest                                                   5                   (4.5)                       (7.1)
----------------------------------------------------------------------------------------------------------------

Profit on ordinary activities before tax                                      111.5                       116.8
Tax on profit on ordinary activities                       6                  (25.6)                      (23.9)
----------------------------------------------------------------------------------------------------------------

Profit for the financial year                                                  85.9                        92.9
Dividend                                                   7                  (32.2)                      (28.9)
----------------------------------------------------------------------------------------------------------------

Retained profit for the year                              21                   53.7                        64.0
---------------------------------------------------------------------------------------------------------------

Earnings per ordinary share:                               8
    Before non-operating exceptional item                                      83.7p                       75.4p
    Basic                                                                      72.4p                       75.4p


Balance sheets
At 31 March 1995
                                                                          Group                  Company
                                                                       1995       1994         1995      1994
                                                          Note     (pound)m   (pound)m     (pound)m  (pound)m
Fixed assets
    Tangible assets                                         12        540.7      509.6         501.7    463.7
    Investments                                             13         74.3       68.9          76.1     76.0
-------------------------------------------------------------------------------------------------------------
                                                                      615.0      578.5         577.8    539.7
Current assets
    Stocks                                                  14         18.5       17.3           2.1      2.5
    Debtors                                                 15        187.2      153.9         226.3    190.0
    Investments                                             16         43.8      126.9          21.2    107.2
    Cash at bank and in hand                                            4.1        2.9           1.5      2.5
-------------------------------------------------------------------------------------------------------------
                                                                      253.6      301.0         251.1    302.2
Creditors
    Amounts falling due within one year                     17       (242.7)    (204.5)       (203.3)  (173.7)
--------------------------------------------------------------------------------------------------------------

Net current assets                                                     10.9       96.5          47.8    128.5
-------------------------------------------------------------------------------------------------------------

Total assets less current liabilities                                 625.9      675.0         625.6    668.2

Creditors
    Amounts falling due after more than one year            17        (94.9)     (92.3)        (94.9)   (92.3)
Provisions for liabilities and charges                      18        (37.1)     (39.7)        (31.4)   (31.5)
-------------------------------------------------------------------------------------------------------------
                                                                      493.9      543.0         499.3    544.4
Minority Interest (all equity)                                         (0.1)      (0.1)            -        -
-------------------------------------------------------------------------------------------------------------

Net assets                                                            493.8      542.9         499.3    544.4
-------------------------------------------------------------------------------------------------------------

Capital and reserves
    Called up share capital                                 20         55.5       61.6          55.5     61.6
    Share premium account                                   21          0.5        0.3           0.5      0.3
    Revaluation reserve                                     21         49.1       49.1          49.1     49.1
    Capital redemption reserve                              21          6.2          -           6.2        -
    Profit and loss account                                 21        382.5      431.9         388.0    433.4
-------------------------------------------------------------------------------------------------------------

Shareholders' funds (all equity)                                      493.8      542.9         499.3    544.4
-------------------------------------------------------------------------------------------------------------

Reconciliation of movements in shareholders' funds
For the year ended 31 March 1995

                                                                                               1995      1994
Group                                                                                      (pound)m  (pound)m
Profit for the financial year                                                                   85.9     92.9
Dividends                                                                                      (32.2)   (28.9)
-------------------------------------------------------------------------------------------------------------
                                                                                                53.7     64.0
Shares issued in the year - share capital                                                        0.1        -
                          - share premium                                                        0.2      0.1
Purchase of own shares (note 20(a))                                                           (103.1)       -
-------------------------------------------------------------------------------------------------------------
Net addition to shareholders' funds                                                            (49.1)    64.1
Opening shareholders' funds                                                                    542.9    478.8
-------------------------------------------------------------------------------------------------------------
Closing shareholders' funds                                                                    493.8    542.9

The accounts on pages 2 to 28 were approved by the Board of Directors on 19 June 1995 and were signed on its behalf by:

J J Seed Chief Executive
J E Sellers Finance Director


Group statement of cash flows
For the year ended 31 March 1995

                                                 Cash flow                          1995                               1994
                                                      note     (pound)m         (pound)m            (pound)m       (pound)m
---------------------------------------------------------------------------------------------------------------------------

Cash inflow from operating activities                    A                         124.2                              245.0

Returns on investments
   and servicing of finance
     Interest received                                              6.4                                   2.7
     Interest paid                                                (10.5)                                (10.4)
     Dividends received                                            12.3                                   8.5
     Dividends paid                                               (30.0)                                (26.0)
                                                                  -----                                 -----

Net cash outflow from returns
   on investments and servicing
   of finance                                                                      (21.8)                             (25.2)

Tax
   Corporation tax paid                                                            (32.7)                             (10.5)

Investing activities - long term
   Payments to acquire tangible fixed assets                      (78.5)                                (71.2)
   Receipts from sales of tangible fixed assets                     0.7                                   0.8
   Consumers' contributions received                               10.8                                  10.3
   Payments to acquire fixed asset investments                     (4.6)                                 (0.1)
                                                                 ------                                 -----

Net cash outflow from long term
   investing activities                                                            (71.6)                             (60.2)
---------------------------------------------------------------------------------------------------------------------------

Net cash (outflow)/inflow before
   short term investment and financing                                              (1.9)                             149.1

Investing activities - short term
   Purchase of current investments -
     other than cash equivalents                                  (61.8)                                (52.4)
Sale of current investments - other
   than cash equivalents                                           66.5                                  37.7
                                                                 ------                              --------

Net cash inflow/(outflow) from short term
   Investing activities                                                              4.7                              (14.7)

Net cash outflow from investing
   activities                                                     (66.9)                                (74.9)
---------------------------------------------------------------------------------------------------------------------------

Net cash inflow before financing                                                     2.8                              134.4

Financing
   Issue of ordinary share capital                                  0.3                                   0.1
   Purchase of own shares                                        (103.1)                                    -
---------------------------------------------------------------------------------------------------------------------------

Net cash (outflow)/inflow from financing                                          (102.8)                               0.1
---------------------------------------------------------------------------------------------------------------------------

(Decrease)/Increase in cash and cash
   equivalents                                           B                        (100.0)                             134.5
---------------------------------------------------------------------------------------------------------------------------


Notes to the statement of cash flows
For the year ended 31 March 1995



A  Reconciliation of operating profit to cash flows
-------------------------------------------------------------------------------
Reconciliation of operating profit to net cash inflow from operating activities:

                                                                                                 1995         1994
                                                                                             (pound)m     (pound)m
Operating profit                                                                                119.5       108.6
Depreciation                                                                                     31.9        29.6
Loss on sale of tangible fixed assets                                                             1.1         0.2
Increase in operating stocks                                                                     (3.3)       (1.9)
(Increase)/decrease in operating debtors                                                         (7.9)       27.7
Increase/(decrease) in operating creditors (excluding customer prepayments below)                14.2        (1.4)
Increase in operating provisions                                                                  0.7        25.2
-----------------------------------------------------------------------------------------------------------------
Net cash inflow from ordinary activities                                                        156.2       188.0
Customer receipts ahead of VAT on fuel - (utilised)/received                                    (32.0)       57.0
-----------------------------------------------------------------------------------------------------------------
Net cash inflow from operating activities                                                       124.2       245.0

The above movements relate solely to operating activities. The balance sheet headings include other items shown separately in the statement of cash flows. The 1995 exceptional item appears after operating profit and so has been excluded from the above operating analysis.


B  Cash and cash equivalents
Analysis of balances shown in the Group balance sheet and changes during the current and previous year:
                                                        Change                             Change
                                        1995           in year              1994          in year             1993
                                    (pound)m          (pound)m          (pound)m         (pound)m         (pound)m

Cash at bank and in hand                 4.1               1.2              2.9              (2.4)            5.3
Short term deposits                     23.2             (77.0)           100.2             100.2               -
Short term borrowings                  (24.6)            (24.2)            (0.4)             36.7           (37.1)
------------------------------------------------------------------------------------------------------------------
                                         2.7            (100.0)           102.7             134.5           (31.8)

Notes to the accounts
For the year ended 31 March 1995



1.  Accounting policies
-------------------------------------------------------------------------------
Basis of preparation
The accounts have been prepared using historical cost accounting principles, modified to include the revaluation of certain fixed asset investments, and comply with the Companies Act 1985 and with all applicable accounting standards. Historical cost accounting (HCA) is used by most companies. However, assets in the electricity industry have long lives (typically 40 years) so that HCA understates the current value of assets employed and therefore the depreciation charge to the profit and loss account. To ensure that the operating capability of the business is maintained, due regard must be paid to the current cost accounting (CCA) results; these have been prepared and are summarised in note 23.

These accounts are the result of the consolidation of the accounts of the Company and its subsidiary undertakings drawn up to 31 March in each year.

Turnover
Turnover is stated net of value added tax. The value of electricity and gas sold during the year includes an estimate of the sales value of units supplied to customers between the date of the last meter reading and the year end. Remaining sales relate to the invoice value of other goods and services provided. Charges in respect of retail sales made on credit are apportioned in the trading accounts over the period of the sales agreements.

Price regulation
Where there is an overrecovery of supply or distribution business revenues against the regulated maximum allowable amount, revenues are deferred equivalent to the overrecovered amount. The deferred amount is deducted from turnover and included within creditors. Where there is an underrecovery, no income is taken into account in respect of any potential future recovery until such income is received.

Tangible fixed assets
Tangible fixed assets are stated at cost less amounts provided to write off the cost less anticipated residual value of the assets over their useful economic lives, which are as follows:
                                                                         Years
------------------------------------------------------------------------------
Distribution network assets                                                 40
Generation assets                                                        15-40
Buildings - freehold                                                  Up to 60
          - leasehold                                           Lower of lease
                                                            period or 60 years
Fixtures and equipment                                                Up to 20
Vehicles and mobile plant                                             Up to 10

Notes to the accounts
For the year ended 31 March 1995



Depreciation on distribution network assets is charged at 3% for 20 years followed by 2% for the remaining 20 years. Other assets are depreciated on a straight line basis. Consumers' contributions and capital grants towards distribution network assets are credited to the profit and loss account over the life of the distribution network assets to which they relate. The unamortised amount of such contributions and grants is shown as a deduction from fixed assets.

Leases
Rents for operating leases are charged to the profit and loss account in equal annual amounts over the period of the lease.

Pension costs
The Group operates two pension schemes. Contributions to the defined contribution pension scheme are charged to the profit and loss account as they become payable in accordance with the rules of the scheme. Contributions to the defined benefit pension scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the Group. The capital cost of ex gratia and supplementary pensions is charged to the profit and loss account in the accounting period in which they are granted.

Research and development
Expenditure on research and development is written off to the profit and loss account in the year in which it is incurred.

IT consultancy and development costs
IT consultancy and development costs are charged to the profit and loss account in the year in which they are incurred.

Tax
Corporation tax payable is provided on taxable profits at the current rate of corporation tax.

The taxable profits of some Group companies are reduced because they are able to utilise tax losses from consortia in which the Group has invested. The extent to which the benefit of losses surrendered from consortia is required to be paid for is shown in the `consortium tax creditor' (note 17).

Deferred tax has been calculated using the liability method. Deferred tax is provided on timing differences which are expected to reverse without being replaced at the rates of tax likely to be in force at the time of reversal. Deferred tax is not provided on timing differences which, in the opinion of the Directors, are not expected to reverse without being replaced. The amount of all deferred tax, including that which has not been provided, is shown in note 19 to the accounts.

Notes to the accounts
For the year ended 31 March 1995



Property
Properties surplus to operational requirements are stated at the lower of cost and net realisable value. Profits are taken when properties are sold. Sales are accounted for when there is an unconditional exchange of contracts.

There is an arrangement in place whereby HM Government is entitled to a share in the profits realised by the Company on certain property disposals made up to March 2000. Full provision for such clawback liabilities is made as soon as the sale is recognised.

Investments
Investment income is included in the accounts of the year in respect of which it is receivable. Fixed asset investments are stated at cost less provisions for permanent diminution in value with the exception of The National Grid Holding plc which is stated at the Group's share of the net asset value at 31 March 1990. Current asset investments are valued at the lower of cost and net realisable value.

Stocks and work in progress
Stocks are valued at the lower of cost and net realisable value. The valuation of work in progress is based on the cost of labour plus appropriate overheads and the cost of materials, less foreseeable losses; progress invoices are deducted in arriving at the amounts stated. A prudent estimate of profits attributable to work completed on continuing contracts is recognised once the outcome can be assessed with reasonable certainty.

2  Price regulation
-------------------------------------------------------------------------------
At 31 March 1995, the electricity supply business had a cumulative overrecovery (i.e. higher than the regulated maximum allowable) of (pound)6.0m (excluding (pound)0.4m notional interest) and a provision has been made in the accounts for this amount as a reduction of reported income. At 31 March 1994, the overrecovery had been (pound)5.4m (excluding notional interest of (pound)0.4m). At 31 March 1995, the electricity distribution business had a cumulative underrecovery (i.e. lower than the regulated maximum allowable) of (pound)6.1m (excluding (pound)0.4m notional interest); at 31 March 1994, income had exactly matched entitlement.


Notes to the accounts
For the year ended 31 March 1995

3   Segmental analysis
-------------------------------------------------------------------------------------------------------------------
Distribution involves the delivery of electricity across the Group's network. Supply sells electricity to customers and negotiates terms for the bulk purchase of electricity. Retailing relates to the sale and servicing of electrical appliances. Other activities broadly fall within the two categories of energy related businesses (such as Western
Gas and generation) and utility related (such as telecommunications).

                                                                           Profit before
                                                   Turnover              interest and tax             Net assets
                                              1995        1994           1995       1994           1995     1994
                                          (pound)m    (pound)m       (pound)m   (pound)m       (pound)m (pound)m
-------------------------------------------------------------------------------------------------------------------

Electricity distribution                     274.0       249.8           95.7       76.6          457.0    434.3
Electricity supply                           724.8       757.1           15.3       10.9           (8.9)   (37.7)
Electricity supply - prior year income           -        14.5              -       14.5
Less intra business sales -
   electricity use of system                (227.9)     (229.7)
----------------------------------------------------------------------------------------------------------------
Electricity total                            770.9       791.7          111.0      102.0          448.1    396.6
Retailing - discontinued                      77.1        72.6            1.3        2.1           34.8     34.5
          - continuing                         5.3         6.4              -       (1.6)           0.2      0.2
Other activities                              83.6        77.8            8.5       10.1           73.3     65.9
Less intra Group sales                       (62.0)      (48.9)          (1.3)         -
Restructuring costs                                                         -       (4.0)
----------------------------------------------------------------------------------------------------------------
Operating profit                                                        119.5      108.6
Exceptional item - discontinued operations                              (20.0)         -
Associated undertakings                                                   1.2        0.9            3.3      2.5
Fixed asset investments:
  The National Grid Holding plc                                          12.7       11.9           49.1     49.1
  Teesside Power Limited                                                  2.6        2.5           16.7     16.4
  Eurobell (South West) Limited                                             -          -            4.3        -
Unallocated items                                                                                (136.0)   (22.3)
----------------------------------------------------------------------------------------------------------------
                                             874.9       899.6          116.0      123.9           493.8    542.9

Turnover is all in respect of sales to customers in the United Kingdom. Prior year income in respect of supply relates to recovery of regulatory entitlement in respect of previous periods.

Turnover and costs are allocated directly to the activity to which they relate wherever possible; however because of the integrated nature of the Company's activities it is necessary to apportion or recharge certain costs between activities.

The non-operating exceptional item in 1995 relates to the costs (including provisions) associated with the withdrawal from the electrical retailing business, and includes severance costs and the write down of asset values.
The restructuring costs in 1994 relate mainly to severance costs associated with the appliance servicing activity.

Unallocated items include dividends, tax, and financing which are not apportioned to separate activities.


Notes to the accounts
For the year ended 31 March 1995

4  Operating costs
----------------------------------------------------------------------------------------------------------------------
The Directors consider that the nature of the business is such that the analysis of expenses shown below is more informative than that set out in the formats in the Companies Act 1985.

                                                           Discontinued         Continuing
                                                             operations         operations            1995        1994
                                                               (pound)m           (pound)m        (pound)m    (pound)m

Cost of sales                                                      53.4              497.2           550.6       570.0
Other operating costs:
  Employee costs (note 9)                                          10.0               61.2            71.2        77.7
  Severance costs (note 9)                                            -                7.6             7.6        18.1
  Materials and purchase of services                                9.2               57.1            66.3        68.9
  External IT consultancy and development                             -               11.8            11.8        12.2
  Rates                                                             1.2               13.7            14.9        14.3
  Depreciation (net of profit or loss on disposal)                  1.9               31.1            33.0        29.8
----------------------------------------------------------------------------------------------------------------------
Operating costs                                                    75.7              679.7           755.4       791.0

Materials and purchase of services include the following: Operating lease rentals:
  Plant, machinery and equipment                                                                       0.6        0.5
  Other assets                                                                                         5.5        5.2
Research and development                                                                               0.8        1.0
Auditors' remuneration:
  Audit fees and expenses                                                                              0.2        0.2
  Other fees and expenses                                                                              0.2        0.1
---------------------------------------------------------------------------------------------------------------------

5  Interest
---------------------------------------------------------------------------------------------------------------------
                                                                                                      1995       1994
                                                                                                  (pound)m   (pound)m
---------------------------------------------------------------------------------------------------------------------

Interest payable and similar charges:
  On borrowings totally repayable within five years                                                    1.1        0.9
  On HM Treasury bonds                                                                                 9.9        9.9
Interest payable/(receivable) on pension liabilities                                                   0.3       (0.6)
Interest receivable                                                                                   (6.8)      (3.1)
----------------------------------------------------------------------------------------------------------------------
                                                                                                       4.5        7.1



Notes to the accounts
For the year ended 31 March 1995

6  Tax on profit on ordinary activities
------------------------------------------------------------------------------------------------------------------
                                                                                         1995                 1994
                                                                                     (pound)m             (pound)m
------------------------------------------------------------------------------------------------------------------

Payable in the United Kingdom:
  Corporation tax at 33% (1994: 33%)                                                    32.8                 24.7
  Tax on investment income                                                               2.5                  2.5
  Deferred tax (note 19)                                                                (7.7)                13.3
  Adjustment to current tax in respect of prior years                                   (2.4)               (17.0)
  Share of tax of associated undertakings                                                0.4                  0.4
-----------------------------------------------------------------------------------------------------------------
                                                                                        25.6                 23.9

The effective tax rate on the profit for the year was 23% (1994: 20%).

The deferred tax credit in the year relates principally to the closure of SWEB Retail and to redundancy provisions.

7  Dividend
------------------------------------------------------------------------------------------------------------------
                                                                                         1995                 1994
                                                                                     (pound)m             (pound)m
------------------------------------------------------------------------------------------------------------------

Interim declared 8.7p (1994: 7.0p)                                                      10.2                   8.6
Adjustment in respect of interim dividend on repurchased shares                         (0.5)                    -
Final dividend proposed 20.3p (1994: 16.5p)                                             22.5                  20.3
------------------------------------------------------------------------------------------------------------------
                                                                                        32.2                  28.9
8  Earnings per ordinary share
------------------------------------------------------------------------------------------------------------------
                                                                                         1995                 1994
------------------------------------------------------------------------------------------------------------------

Before non-operating exceptional item                                                   83.7p                75.4p
Effect of non-operating exceptional item                                               (11.3)p                  -
Basic                                                                                   72.4p                75.4p

Basic earnings per share have been calculated on the basis of Financial Reporting Standard 3 "Reporting Financial
Performance".

Basic earnings per share have been calculated by dividing profit after tax of (pound)85.9m (1994: (pound)92.9m) by 118.7m being the weighted average number of ordinary shares in issue during the year (1994: 123.2m).

Earnings per share before the non-operating exceptional item have been calculated as above, but adjusted to eliminate the (pound)20.0m costs and associated tax credit of (pound)6.6m relating to the withdrawal from appliance retailing since, in the opinion of the Directors, this gives a better understanding of the result.

If all outstanding options under the Company's employee share schemes had been exercised, the dilution in earnings per share would not have been material.



Notes to the accounts
For the year ended 31 March 1995

9  Employee costs and numbers (including directors)
-------------------------------------------------------------------------------------------------------------------
                                                                                             1995              1994
(a) Employee costs                                                                       (pound)m          (pound)m
-------------------------------------------------------------------------------------------------------------------

Total employee costs during the year amounted to:
  Wages and salaries                                                                         87.7             93.1
  Social security costs                                                                       7.3              8.0
  Pension costs (including severance arrangements)                                           14.8              8.6
  Other severance costs                                                                      10.4             15.8
------------------------------------------------------------------------------------------------------------------
                                                                                            120.2            125.5

Employee costs were allocated to: Operating costs (note 4):
     Cost of sales                                                                           12.3              8.1
     Other operating costs                                                                   71.2             77.7
     Severance costs                                                                          7.6             18.1
  Non-operating exceptional item                                                              8.5                -
  Capital expenditure                                                                        20.6             21.6
------------------------------------------------------------------------------------------------------------------
                                                                                            120.2            125.5


                                                                   Head count                 Full time equivalent
(b) The average number of employees during the year was:         1995       1994              1995            1994
------------------------------------------------------------------------------------------------------------------

Electricity supply and distribution                             2,983      3,253            2,874            3,125
Retailing                                                         924      1,012              719              806
Other activities:
  Contracting                                                     560        548              555              543
  Other                                                           298        324              279              303
Central services                                                  154        171              144              161
Corporate                                                          86         92               85               91
------------------------------------------------------------------------------------------------------------------
                                                                5,005      5,400            4,656            5,029

The 1994 numbers have been restated to reflect the reclassification of the Central Accounting Office Customer
Accounting function. This has transferred 117 employees (average full time equivalent) from central services to electricity supply and distribution.

Notes to the accounts
For the year ended 31 March 1995



10  Pension commitments
-------------------------------------------------------------------------------
The Group operates two schemes, one based on defined contributions and a second based on defined benefits.

(a) The defined contribution scheme was established during 1993/94. The cost, which represents contributions payable by the Group, amounted to (pound)89,000 (1994: (pound)22,000). The assets of the scheme are held separately from those of the Group in an independently administered fund.

(b) The Electricity Supply Pension Scheme provides pension and other related defined benefits based on final pensionable pay to employees throughout the Electricity Supply Industry. The assets of the Scheme are held in a separate trustee administered fund.

    The latest full actuarial valuation of the Group's share of the Scheme was carried out by Bacon & Woodrow, consulting actuaries, as at 31 March 1992 and the results of this valuation have been used as the basis for assessing pension cost. The attained age method was used for the valuation and the principal actuarial assumptions adopted were that the investment return would average 9.5% per annum, equity dividend growth would average 5% per annum, salary increases (exclusive of merit awards) would average 7.5% per annum, pension increases would average 5.5% per annum, and that inflation would average 5.5% per annum.

    The valuation showed that the actuarial value of the assets of the Group's share of the Scheme as at 31 March 1992 represented 105.2% of the actuarial value of the accrued benefits. After allowing for benefit improvements granted as a result of the valuation and the provision made from the surplus to cover contingencies and anticipated short term early retirement costs, the actuarial value of the assets is at the same level as the actuarial value of the accrued benefits. The accrued benefits include all benefits for pensioners and other former members as well as benefits based on service completed to date for active members, allowing for future salary rises.

    The total market value of the assets of the Scheme at 31 March 1992 was (pound)9,491.9m of which (pound)480.2m represented the share of the Scheme which relates to the members and beneficiaries of the Group.

    Contributions payable by the Group to the Scheme during the year were (pound)9.8m (1994: (pound)9.6m).

(c) The latest actuarial valuation did not allow for the possible additional liabilities which may arise as a result of the European Court of Justice's decision on 17 May 1990 in the case of Barber v Guardian Royal Exchange, which related to the equal treatment of men and women under occupational pension schemes. The ruling was not specific as to whether equalisation should be retrospective before May 1990. The legal position has now been clarified although the precise cost to the Group cannot be ascertained until the next formal Scheme valuation. The provision at 31 March 1995 amounted to (pound)5.2m (31 March 1994: (pound)4.4m). Following advice from actuaries Bacon & Woodrow, a provision at the rate of 0.7% of pensionable salaries was provided during the year.

Notes to the accounts
For the year ended 31 March 1995



11  Directors' emoluments and interests
-------------------------------------------------------------------------------
(a) Directors' emoluments
The remuneration of the executive directors comprises four elements:
  (i)  a basic salary together with benefits-in-kind;
 (ii) a performance related bonus which rewards the directors based on improvements in earnings per share and specific performance within those functions for which the directors are individually responsible including the achievement of customer service quality improvements;
(iii) long term incentives, which consist of share option schemes to encourage directors to enhance share values;
 (iv)  a contribution to the Electricity Supply Pension Scheme.

The terms and conditions of employment of the executive directors are determined by the Executive Remuneration Committee which consists solely of non-executive directors. The Committee takes into account independent expert advice on equivalent market salaries. During the year, the Committee reviewed the executive Directors' Service Agreements. As a consequence the four executive directors have Agreements which, from 1 June 1995, provide for the Company to terminate the Agreement by giving the director two years' notice in writing (previously three years). The director may terminate the Agreement by giving the Company six months' notice in writing.

Fees paid to non-executive directors reflect the knowledge and experience which they bring to the Group.

The remuneration of the directors was as follows:


                            Basic salary or fees          Benefits                 Bonuses                  Total
                                1995        1994       1995        1994       1995         1994         1995        1994
                          (pound)000  (pound)000 (pound)000  (pound)000 (pound)000   (pound)000   (pound)000  (pound)000
-----------------------------------------------------------------------------------------------------------------------

Executive directors:
  J A G Bonner                   103         100         11          10         24           23          138         133
  M J Carson                     101          97          5          16         22           21          128         134
  A W Nicol                        -          86          -           6          -            -            -          92
  J J Seed                       177         163         11          11         44           39          232         213
  J E Sellers                     98          95          8           8         21           21          127         124

Non-executive directors:
  C M Fisher                      22          22          -           -          -            -           22          22
  J O Gough                       22          22          -           -          -            -           22          22
  A P Hichens                     22          22          -           -          -            -           22          22
  M E Warren                     100          80         12           8          -            -          112          88
------------------------------------------------------------------------------------------------------------------------
                                 645         687         47          59        111          104          803         850

Pension contributions to the Electricity Supply Pension Scheme in respect of the directors amounted to (pound)68,000
(1994: (pound)76,000) of which (pound)25,000 (1994: (pound)23,000) was paid in respect of J J Seed as Chief Executive and highest paid director. J J Seed's salary increase reflects his first full year as Chief Executive.

Notes to the accounts
For the year ended 31 March 1995



Two Chairmen served during the year to 31 March 1994, the current non-executive Chairman, M E Warren, succeeding the previous executive Chairman, A W Nicol, on 9 August 1993. A W Nicol resigned as a director on 31 August 1993; as executive Chairman, he received (pound)79,000 in remuneration and (pound)10,000 was paid on his behalf to the Electricity Supply Pension Scheme. During the year to 31 March 1994, M E Warren as non-executive Chairman received remuneration of (pound)71,000. Being non-executive, M E Warren does not receive a performance related element of salary nor is he entitled to any pension benefits. In addition to the amounts disclosed above, charges of (pound)142,559 were incurred in the year to 31 March 1994 in connection with the retirement of A W Nicol mainly by way of a contribution to the Electricity Supply Pension Scheme which was made in accordance with its early retirement rules applicable to all members of the Scheme.

(b) Directors' interests
The beneficial interests of the directors and their families in the shares of the Company at 31 March 1995 are detailed below. There were no changes between 31 March 1995 and 19 June 1995 other than for J A G Bonner whose notifiable interests stand at 21,741 ordinary shares following a matched sale and repurchase of shares through the SWEB PEP on 4 April 1995.

                           At 31 March 1995                    At 1 April 1994
Ordinary shares                      Number                             Number

M E Warren                            5,000                              5,000
J J Seed                             27,404                              9,978
J A G Bonner                         21,768                             16,768
M J Carson                           21,589                             16,589
C M Fisher                            4,695                              4,695
J O Gough                               250                                250
A P Hichens                          22,000                             22,000
J E Sellers                          21,000                             15,000



Notes to the accounts
For the year ended 31 March 1995



                     Number           Number            Number            Number         Exercise            Normal
                         at          granted         exercised                at            price         period of
Share options        1.4.94          in year           in year           31.3.95          (pound)          exercise
-------------------------------------------------------------------------------------------------------------------

J J Seed             *2,528                                                2,528             1.75              1996
                     17,460                             17,460                 -             3.15
                     12,168                                               12,168             4.52         1996-2003
                                      31,529                              31,529            7.485         1997-2004
-------------------------------------------------------------------------------------------------------------------
                     32,156           31,529            17,460            46,225

J A G Bonner         *2,528                                                2,528             1.75              1996
                     13,333                             13,333                 -             3.15
                      9,292                                                9,292             4.52         1996-2003
                      6,060                                                6,060             6.93         1997-2004
                                      13,760                              13,760            7.485         1997-2004
                                       5,026                               5,026            8.355         1998-2005
-------------------------------------------------------------------------------------------------------------------
                     31,213           18,786            13,333            36,666

M J Carson           13,333                             13,333                 -             3.15
                      9,292                                                9,292             4.52         1996-2003
                      6,060                                                6,060             6.93         1997-2004
                                      13,493                              13,493            7.485         1997-2004
                                       5,026                               5,026            8.355         1998-2005
-------------------------------------------------------------------------------------------------------------------
                     28,685           18,519            13,333            33,871

J E Sellers          *2,528                                                2,528             1.75              1996
                     13,333                              6,000             7,333             3.15         1995-2002
                      9,292                                                9,292             4.52         1996-2003
                      6,060                                                6,060             6.93         1997-2004
                                      13,092                              13,092            7.485         1997-2004
                                       5,026                               5,026            8.355         1998-2005
-------------------------------------------------------------------------------------------------------------------
                     31,213           18,118             6,000            43,331

The options above are under the terms of the Executive Share Option Schemes, except as marked * which are under the terms of the Sharesave Scheme. All options exercised during the year were exercised on the same day, when the market price was (pound)8.11. The market price at 31 March 1995 was (pound)6.27.


Notes to the accounts
For the year ended 31 March 1995

12  Tangible fixed assets
---------------------------------------------------------------------------------------------------------------------------------

                                                             Non-
                                                          network                        Vehicles &           Deduct:
                                        Distribution       land &       Fixtures &           mobile        consumers'
                          Generation        network     buildings        equipment           plant      contributions      Total
Group                       (pound)m       (pound)m      (pound)m         (pound)m        (pound)m           (pound)m   (pound)m
--------------------------------------------------------------------------------------------------------------------------------

Cost
At 1 April 1994                  2.0          750.1          45.9             91.0           23.4             (135.7)      776.7
Additions                          -           58.1           0.2             19.5            2.1              (10.8)       69.1
Disposals                          -           (4.4)            -             (9.5)          (2.0)                 -       (15.9)
--------------------------------------------------------------------------------------------------------------------------------
At 31 March 1995                 2.0          803.8          46.1            101.0           23.5             (146.5)      829.9

Depreciation
At 1 April 1994                  1.2          227.3           7.6             54.0           10.4              (33.4)      267.1
Charge for the year              0.1           20.8           0.7             12.1            2.7               (3.9)       32.5
Disposals                          -           (2.4)            -             (6.3)          (1.7)                 -       (10.4)
--------------------------------------------------------------------------------------------------------------------------------
At 31 March 1995                 1.3          245.7           8.3             59.8           11.4              (37.3)      289.2

Net book value
At 31 March 1995                 0.7          558.1          37.8             41.2           12.1             (109.2)      540.7
--------------------------------------------------------------------------------------------------------------------------------
At 31 March 1994                 0.8          522.8          38.3             37.0           13.0             (102.3)      509.6

                                                                                  Vehicles &             Deduct:
                                       Distribution            Fixtures &             mobile          consumers'
                                            network             equipment              plant       contributions           Total
Company                                    (pound)m              (pound)m           (pound)m            (pound)m        (pound)m
--------------------------------------------------------------------------------------------------------------------------------

Cost
At 1 April 1994                               750.1                  79.8               23.4            (135.7)            717.6
Additions                                      59.1                  17.5                2.3             (10.8)             68.1
Transfers between Group undertakings              -                   2.0               (0.2)                -               1.8
Disposals                                      (4.4)                 (4.7)              (2.0)                -             (11.1)
--------------------------------------------------------------------------------------------------------------------------------
At 31 March 1995                              804.8                  94.6               23.5            (146.5)            776.4

Depreciation
At 1 April 1994                               227.3                  49.6               10.4             (33.4)            253.9
Charge for the year                            20.8                  10.0                2.8              (3.9)             29.7
Transfers between Group  undertakings             -                   0.7               (0.1)                -               0.6
Disposals                                      (2.4)                 (5.4)              (1.7)                -              (9.5)
--------------------------------------------------------------------------------------------------------------------------------
At 31 March 1995                              245.7                  54.9               11.4             (37.3)            274.7

Net book value
At 31 March 1995                              559.1                  39.7               12.1            (109.2)            501.7
--------------------------------------------------------------------------------------------------------------------------------
At 31 March 1994                              522.8                  30.2               13.0            (102.3)            463.7



Notes to the accounts
For the year ended 31 March 1995


12 Tangible fixed assets (continued)
--------------------------------------------------------------------------------------------------------------------------
The net book value of land and buildings
comprises:
                                                                                   Group                          Group and
                                                                                    Non-                            Company
                                                                                 network                            Network
                                                                                land and                           land and
                                                                               buildings                          buildings
                                                                   1995             1994              1995             1994
                                                               (pound)m         (pound)m          (pound)m         (pound)m

Freehold                                                           33.5             34.0              32.1             27.8
Long leasehold                                                      0.3              0.3                 -                -
Short leasehold                                                     4.0              4.0                 -              0.1
---------------------------------------------------------------------------------------------------------------------------
                                                                   37.8             38.3              32.1             27.9

Included within the Group's fixed assets are assets in the course of construction amounting at 31 March 1995 to
(pound)3.4m (1994: (pound)16.7m) and land at a cost of (pound)11.2m (1994: (pound)8.4m).


13  Fixed asset investments
--------------------------------------------------------------------------------------------------------------------------

                                                    Group                                         Company
                                                                               Shares in
                                                  Unlisted                         Group          Unlisted
                                Associated         invest-                        under-           invest-
                              undertakings           ments        Total          takings             ments            Total
                                  (pound)m        (pound)m      pound)m         (pound)m          (pound)m         (pound)m
---------------------------------------------------------------------------------------------------------------------------

Balance at 1 April 1994                2.5            66.4         68.9             26.2              49.8             76.0
Additions                                -             4.6          4.6              0.1                 -              0.1
Share of profit retained
  by associated undertakings           0.8               -          0.8                -                 -                -
---------------------------------------------------------------------------------------------------------------------------
Balance at 31 March 1995               3.3            71.0         74.3             26.3              49.8             76.1

The principal subsidiaries and associated undertakings are listed on page 28.

14  Stocks and work in progress
                                                            Group                                               Company
                                                      1995         1994                                   1995         1994
                                                  (pound)m     (pound)m                               (pound)m     (pound)m

Raw materials and consumables                          3.6          3.9                                    1.7          2.2
Work in progress                                       0.9          0.9                                    0.4          0.3
Goods for resale                                      14.0         12.5                                      -            -
---------------------------------------------------------------------------------------------------------------------------
                                                      18.5         17.3                                    2.1          2.5

15  Debtors
-------------------------------------------------------------------------------
                                                      Group            Company
                                               1995       1994     1995    1994
-------------------------------------------------------------------------------


Amounts falling due within one year:
  Trade debtors                                41.9       41.9     37.4    35.0
  Unbilled consumption                         55.9       51.8     51.1    48.9
  Credit sales instalments not yet due         14.8       13.6        -     0.1
  Pensions prepayment                           2.0        2.8      2.0     2.8
  Advance corporation tax recoverable          33.0        8.4     33.0     8.4
  Amounts owed by Group undertakings              -          -     88.4    77.6
  Amounts recoverable on long term contracts    1.7        2.2        -       -
  Dividends receivable                          6.8        6.5      8.4     7.9
  Other debtors                                 6.6       10.7      4.7     8.8
  Prepayments and accrued income                7.2        4.4      1.3     0.5
-------------------------------------------------------------------------------
                                              169.9      142.3    226.3   190.0

Amounts falling due after more than one year:
  Credit sales instalments not yet due         17.2       11.6        -       -
  Other debtors                                 0.1          -        -       -
-------------------------------------------------------------------------------
Total debtors                                 187.2      153.9    226.3   190.0




16  Current asset investments
-------------------------------------------------------------------------------------------------------------------
                                                                                   Group                 Company
                                                                              1995       1994         1995     1994
                                                                          (pound)m   (pound)m     (pound)m (pound)m
-------------------------------------------------------------------------------------------------------------------

Listed:
  UK Government securities                                                    14.6       23.0            -      8.1
  Fixed income investments overseas                                            1.8        1.8            -        -
  Own shares                                                                   3.7        1.4          3.7      1.4
-------------------------------------------------------------------------------------------------------------------
                                                                              20.1       26.2          3.7      9.5

Unlisted:
  Short term deposits                                                         23.2      100.2         17.0     97.2
  Tax certificate of deposit                                                   0.5        0.5          0.5      0.5
-------------------------------------------------------------------------------------------------------------------
                                                                              43.8      126.9         21.2    107.2

Own shares are held by South Western Electricity Share Scheme Trustees (Guernsey) Limited (note 20(e)) and have a market value of (pound)3.9m (1994: (pound)2.5m). In accordance with the requirements of Financial Reporting
Standard 5 "Reporting the Substance of Transactions", the Company has recognised the assets and liabilities of the
Trust as assets and liabilities of the Company and revalued the shares to the lower of cost or net realisable value.





17  Creditors
-------------------------------------------------------------------------------------------------------------------
                                                                           Group                          Company
                                                                     1995       1994                  1995     1994
                                                                 (pound)m   (pound)m              (pound)m (pound)m
--------------------------------------------------------------------------------------------------------------------

Amounts falling due within one year:
  Bank loans and overdrafts                                          24.6        0.4                  24.6      0.4
  Amounts owing for purchase of electricity                          35.9       38.3                  35.9     38.3
  Overrecovery on regulated income                                    6.4        5.8                   6.4      5.8
  Other trade creditors                                              26.8       24.1                  17.8     15.3
  Corporation tax                                                    25.0       18.4                  27.1     17.5
  Advance corporation tax payable                                    17.8        4.9                  17.8      4.9
  Amounts owed to Group undertakings                                    -          -                   1.9        -
  Taxation and social security                                        8.5        7.2                   2.7      2.8
  Payments received on account                                        8.9        6.8                   1.1      0.1
  Dividends proposed                                                 22.5       20.3                  22.5     20.3
  Other creditors                                                    23.2       13.1                   7.4      9.6
  Accruals and deferred income                                       18.1        8.2                  14.4      3.7
  Customer receipts ahead of VAT on fuel                             25.0       57.0                  23.7     55.0
-------------------------------------------------------------------------------------------------------------------
                                                                    242.7      204.5                 203.3    173.7
Amounts falling due after more than one year: Repayable between one and two years:
     Long term loan                                                   4.0          -                   4.0        -
  Repayable between two and five years:
     Long term liability                                                -        4.0                     -      4.0
     Long term loan                                                   0.5        0.5                   0.5      0.5
  Repayable in five years or more:
     HM Treasury bonds                                               80.0       80.0                  80.0     80.0
     Consortium tax creditor                                         10.3        7.5                  10.3      7.5
     Other creditors                                                  0.1        0.3                   0.1      0.3
-------------------------------------------------------------------------------------------------------------------
                                                                     94.9       92.3                  94.9     92.3

On 22 October 1990, the Company issued (pound)80.0m 12.365% bonds to HM Treasury which are due for repayment at par in 2008; no interest is payable on other items.


18  Provisions for liabilities and charges
---------------------------------------------------------------------------------------------------------------------
                                                         Group                                     Company
                                             Pensions    Other      Total                Pensions    Other      Total
                                             (pound)m  (pound)m    pound)m               (pound)m  (pound)m  (pound)m
---------------------------------------------------------------------------------------------------------------------
Balance at 1 April 1994                           4.4     35.3       39.7                     4.4     27.1       31.5
Arising during the year                           1.3      2.6        3.9                     1.3      2.8        4.1
Utilised during the year                            -     (6.5)      (6.5)                      -     (4.2)      (4.2)
---------------------------------------------------------------------------------------------------------------------

Balance at 31 March 1995                          5.7     31.4       37.1                     5.7     25.7       31.4

Other provisions relate principally to deferred tax (note 19), reorganisation costs including severance, insurance claims, and accrued holiday entitlement.


Notes to the accounts
For the year ended 31 March 1995


19  Deferred tax
-------------------------------------------------------------------------------
In calculating the amount of profits subject to tax, UK tax legislation requires that certain adjustments are made to the profits as shown in these accounts. The major element of such adjustments arises because the rates at which assets are depreciated for tax purposes differ from the rates at which they are depreciated in the accounts. In circumstances where the tax depreciation is greater than the amount of depreciation in the accounts, part of the Group's tax liability is deferred.

Deferred tax has been provided at 33% (1994: 33%) to the extent that the Directors have concluded that it is probable that a liability will crystallise taking into account a prudent view of future capital expenditure and average asset lives.

                                                                           Group                            Company
                                                                     1995       1994                  1995         1994
                                                                 (pound)m   (pound)m               (pound)m    (pound)m
-----------------------------------------------------------------------------------------------------------------------

Deferred tax provided on capital allowances
  in excess of depreciation                                          13.3       12.5                  13.3         12.5
Deferred  tax in respect of other timing differences                 (7.7)       0.8                  (4.7)           -
-----------------------------------------------------------------------------------------------------------------------
                                                                      5.6       13.3                   8.6         12.5

The amounts of unprovided deferred tax are as follows:
  Capital allowances in excess of depreciation                      122.7      117.5                 119.9        113.7
  Other timing differences                                           (2.1)      (5.4)                 (2.1)        (4.4)
-----------------------------------------------------------------------------------------------------------------------
                                                                    120.6      112.1                 117.8        109.3
20  Called up share capital
-----------------------------------------------------------------------------------------------------------------------
                                                                                1995                               1994
                                                                              (pound)                            (pound)
-----------------------------------------------------------------------------------------------------------------------

Authorised:
  200,000,000 ordinary shares of 50p each                                100,000,000                        100,000,000
  One special rights redeemable preference share of(pound)1                        -                                  1

Allotted and fully paid:
  111,108,769 (1994: 123,258,043) ordinary shares
    of 50p each                                                           55,554,385                         61,629,021
  One special rights redeemable preference share of(pound)1                        -                                  1

(a) Under the authority of a special resolution passed at the 1994 Annual General Meeting, the Company purchased 12.3m of its own shares during the year which were subsequently cancelled. The total consideration was (pound)103.1m.

Notes to the accounts
For the year ended 31 March 1995

20  Called up share capital (continued)
------------------------------------------------------------------------------
(b) During the year, 176,526 ordinary shares were issued under South Western Electricity's sharesave scheme to employees who had left the Company. The shares were fully paid up at an exercise price of (pound)1.75 per ordinary share. The average market price of the Company's shares during the year was (pound)7.14.

(c) The special rights redeemable preference share, held by the Secretary of State, was redeemed at par on 30 March 1995 in accordance with the Company's Articles of Association.

(d) At 31 March 1995 outstanding options granted under share option schemes were as follows:

                             Year          Options      Price      Normal dates
Scheme                    granted      outstanding     (pound)      of exercise
-------------------------------------------------------------------------------

Sharesave                    1990        3,485,279       1.75              1996
Executive Directors &        1991            6,000       3.16         1994-2001
  senior employees           1992            7,333       3.15         1995-2002
                             1992           11,306       3.98         1995-2002
                             1992           12,352       4.25         1995-2002
                             1993           47,344       4.52         1996-2003
                             1993            8,088       6.80         1996-2003
                             1994           22,941       6.93         1997-2004
                             1994           42,173       6.90         1997-2004
                             1994          388,868      7.485         1997-2004
                             1994           12,699      8.545         1997-2004
                             1995           27,728      8.355         1998-2005

(e) An Employee Share Ownership Trust was established in 1991 the object of which is to purchase shares in the Company on the open market which will be used to satisfy, in part, share option schemes. At 31 March 1995 this Trust held 622,282 shares (1994: 378,617).

(f) 1,077,712 ordinary shares of the Company were held in a separate trust at 31 March 1995 on behalf of employees who were beneficially entitled to the shares under special arrangements made at the time of the offer for sale in November 1990.


Notes to the accounts
For the year ended 31 March 1995




21  Reserves
-------------------------------------------------------------------------------------------------------------------
                                      Group                    Group and Company                            Company
                                     Profit              Share           Capital                             Profit
                                     & loss            premium        redemption      Revaluation            & loss
                                    account            account           reserve          reserve           account
                                   (pound)m           (pound)m          (pound)m         (pound)m          (pound)m
-------------------------------------------------------------------------------------------------------------------

Balance at 1 April 1994               431.9                0.3                 -             49.1             433.4
Additions                                 -                0.2                 -                -                 -
Purchase of own shares              (103.1)                  -               6.2                -            (103.1)
Retained profit for the year           53.7                  -                 -                -              57.7
-------------------------------------------------------------------------------------------------------------------
Balance at 31 March 1995              382.5                0.5               6.2             49.1             388.0

The revaluation reserve is in respect of the Company's investment in The National Grid Holding plc. The share premium account arises on the issue of shares under share option schemes. The capital redemption reserve arises on the purchase of its own shares by the Company (note 20(a)).

As allowed by section 230 of the Companies Act 1985, the Company has not presented its own profit and loss account. The profit for the financial year attributable to shareholders, dealt with in the accounts of the parent Company, was (pound)89.9m (1994: (pound)87.5m).

The Group's share of accumulated reserves of associated undertakings was (pound)1.5m (1994: (pound)0.6m). Eurobell (South West) Limited, of which the Group holds 30% of its issued share capital, declared a loss after tax for the period to 31 December 1994 of (pound)0.9m; its capital and reserves at that date totalled (pound)3.1m.

Notes to the accounts
For the year ended 31 March 1995


22  Capital and other commitments
-----------------------------------------------------------------------------------------------------------------------
(a) There are annual commitments under operating leases for equipment and vehicles which expire:

                                                                                                      Group and Company
                                                                                                 1995              1994
                                                                                             (pound)m          (pound)m
-----------------------------------------------------------------------------------------------------------------------

Within one year                                                                                   1.2               1.4
In the second to fifth year inclusive                                                             0.8               1.0
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  2.0               2.4

(b) There are annual commitments under operating leases for land and buildings which expire:

                                                                                                          Group
                                                                                                 1995              1994
                                                                                             (pound)m          (pound)m
-----------------------------------------------------------------------------------------------------------------------

Within one year                                                                                   0.3                 -
In the second to fifth year inclusive                                                               -               0.3
In more than five years                                                                           3.5               3.3
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  3.8               3.6

(c) In common with normal commercial practice, the Group has commitments to pay rentals for leasehold land and buildings through to the end of the lease term. This obligation potentially continues to the end of the lease, whether or not the lease is assigned to a third party. If a lease has been assigned to a third party, then the original lessee is ultimately responsible for any default in the rent payment. However, no material liability is anticipated.

(d) Fixed asset expenditure authorised by the Directors but not provided for at 31 March 1995 amounted to (pound)19.8m for the Group (1994: (pound)18.4m) and (pound)19.3m for the Company (1994: (pound)17.4m).  The amount contracted for but not provided in the accounts was (pound)1.2m for the Group (1994: (pound)4.7m) and (pound)0.7m for the Company (1994:
    (pound)3.7m).

(e) The Group has entered into a contract relating to 200 megawatts of the Teesside Power Limited capacity for a period of 15 years from 1 April 1993. It also has contracts with National Power plc and PowerGen plc relating to the purchase price of electricity, which expire on 31 March 1998.

(f) The Group is committed to provide a shareholder loan of up to (pound)11.0m  to Eurobell (South West) Limited at rates of interest favourable to the Group. No drawings against this facility had been made at 31 March 1995.


Notes to the accounts
For the year ended 31 March 1995


23 Abridged current cost accounting (CCA) information
------------------------------------------------------------------------------
(a) Summary current cost group profit and loss account
    For the year ended 31 March 1995
                                                           1995           1994
                                                       (pound)m       (pound)m
------------------------------------------------------------------------------
Historical cost operating profit                          119.5          108.6
Current cost adjustments                                  (26.1)         (29.7)
------------------------------------------------------------------------------
CCA operating profit                                       93.4           78.9

Exceptional item - discontinued operations                (20.0)             -
Income from interests in associated undertakings            1.2            0.9
Income from fixed asset investments                        15.3           14.4
------------------------------------------------------------------------------
CCA profit on ordinary activities before interest and tax  89.9           94.2

Interest                                                  (4.5)           (7.1)
Gearing adjustment                                         1.1             2.0
-------------------------------------------------------------------------------
CCA profit on ordinary activities before tax              86.5            89.1

Tax on profit on ordinary activities                     (25.6)          (23.9)
------------------------------------------------------------------------------
CCA profit for the financial year                         60.9            65.2

Dividend                                                 (32.2)          (28.9)
-------------------------------------------------------------------------------
CCA retained profit for the year                          28.7            36.3

(b) Current cost group net assets
    At 31 March 1995
                                                          1995            1994
                                                      (pound)m        (pound)m
------------------------------------------------------------------------------

Fixed assets
   Tangible assets                                      899.9            854.7
  Investments                                           222.9            217.5
------------------------------------------------------------------------------
                                                      1,122.8          1,072.2

Net current assets                                       11.2             96.7
------------------------------------------------------------------------------

Total assets less current liabilities                 1,134.0          1,168.9

Long term liabilities and provisions                   (132.1)          (132.1)
-------------------------------------------------------------------------------
Net assets                                            1,001.9          1,036.8

Notes to the accounts
For the year ended 31 March 1995


(c) Basis of preparation
-------------------------------------------------------------------------------
Assets in the electricity industry have long lives (typically 40 years) so that, due to the impact of inflation, historical cost accounting understates the current value of assets employed and therefore the depreciation charge to the profit and loss account. To maintain the operating capability of the business, prices set for electricity and also the dividend policy recognise the current cost accounting (CCA) results.

CCA is not a system of accounting for general inflation, but allows for price changes specific to the business when reporting assets employed and profits. The current cost profit is determined after allowing for the impact of price changes on the funds needed to maintain net operating assets. The impact of price changes is reflected as follows:
 (i) Depreciation is calculated on the basis of historical cost of tangible fixed assets adjusted to current values.
(ii) A cost of sales adjustment is charged to allow for the impact of price changes on stock used in the year.
(iii) A monetary working capital adjustment is charged to represent the amount of additional finance needed for working capital as a result of changes in the input prices of goods and services used by the Group.
(iv) A gearing adjustment reduces the effect of the current cost adjustments in the profit and loss account as set out in (i) to (iii) above. This adjustment takes account of the benefit to shareholders of financing the business partly by net borrowings.

The values of tangible fixed assets, the cost of sales adjustment and the monetary working capital adjustment are calculated principally by applying appropriate indices to historical cost. Certain land and buildings are professionally valued on a cyclical basis. Consumers' contributions are indexed in line with the related assets. The Group's investment in The National Grid Holding plc has been valued on a dividend yield basis, taking into account its status as an unlisted investment.

(d) Current cost accounting adjustments
A summary of the current cost accounting adjustments in the profit and loss account is given below:


                                                                                             1995              1994
                                                                                         (pound)m           (pound)m
-------------------------------------------------------------------------------------------------------------------
Operating costs:
  Depreciation                                                                              (25.9)           (27.8)
  Cost of sales                                                                              (0.2)               -
  Monetary working capital                                                                      -             (1.9)
-------------------------------------------------------------------------------------------------------------------
                                                                                            (26.1)           (29.7)
Gearing                                                                                       1.1              2.0
-------------------------------------------------------------------------------------------------------------------
                                                                                            (25.0)           (27.7)

(e) Group current cost statement of total recognised gains and losses
                                                                                             1995              1994
                                                                                         (pound)m          (pound)m
-------------------------------------------------------------------------------------------------------------------

Retained profit for the financial year                                                       28.7              36.3
Unrealised surplus on revaluation of tangible fixed assets                                   40.0               1.5
Unrealised surplus on revaluation of fixed asset investments                                    -              57.0
Unrealised surplus on revaluation of stocks                                                   0.3               0.2
-------------------------------------------------------------------------------------------------------------------
                                                                                             69.0              95.0



Principal subsidiaries and unlisted investments

-----------------------------------------------------------------------------------------------------------------------------
                                          Country of                                                         Proportion
Name                                      operation         Principal activity          Holding                  held %
-----------------------------------------------------------------------------------------------------------------------------

Subsidiary undertakings
South Western Power Limited               England           Power generation            Ordinary shares             100
South Western Power Investments                             Investment in
  Limited                                 England             power generation          Ordinary shares     *       100
South Western Electricity                 England
  (Connect) Limited                         and Wales       Electrical contracting      Ordinary shares             100
SWEB Property Investments Limited         England           Property management         Ordinary shares             100
SWEB Property Developments Limited        England           Property development        Ordinary shares             100
SWEB Retail Limited                       England           Appliance retailing         Ordinary shares             100
                                            and Wales         & servicing               Preference shares           100
Aztec Insurance Limited                   Guernsey          Insurance                   Ordinary shares             100
SWEB Insurance Limited                    Guernsey          Insurance                   Ordinary shares             100
SWEB Investments Limited                  England           Investment company          Ordinary shares             100
South Western Electricity Share
   Scheme Trustees Limited                England           Trustee                     Ordinary shares             100
Western Gas Limited                       England           Gas supply                  Ordinary shares              75

Associated undertakings
Croeso Systems Development                England           Development of a new
   Limited                                  and Wales         billing system            Ordinary shares     *        50
Wind Resources Limited                    England           Investment in
                                                              generation projects       Ordinary shares     *        45
Carland Cross Limited                     England           Power generation            Ordinary shares     *        45
Coal Clough Limited                       England           Power generation            Ordinary shares     *        45

Unlisted investments
The National Grid Holding plc             England
                                            and Wales       Holding company             Ordinary shares               6
Teesside Power Limited                    England           Power generation            Ordinary shares     *         8
Eurobell (South West) Limited**           England           Telecommunications          Ordinary shares     *        30
Windelectric Limited                      England           Investment in               Ordinary shares     *        12
                                                              generation projects       Redeemable 1998
                                                                                        preference shares   *        16
                                                                                        Convertible B non-
                                                                                        redeemable
                                                                                        preference shares   *       100

The companies listed are those which were active during the year. A full list including dormant companies will be annexed to the next annual return to be filed with Registrar of Companies.

All undertakings are registered in England and Wales, with the exception of the two insurance companies which are incorporated in Guernsey. The proportion of shares held in ordinary shares represents the proportion of voting rights.

*Held by subsidiary undertakings.

**Eurobell (South West) Limited was Incorporated during the year. Although the Group holds more than 20% of the ordinary shares, it has been included as a trade investment under the Companies Act 1985 as no significant influence is exerted.
